EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc. •  400 N. Sam Houston Parkway E., Suite 400  •  Houston, TX  77060-3500  • 281-618-0400  •  fax: 281-618-0505

For Immediate Release                                                                                                                                          11-004

Date:           February 23, 2011                                                                          Contact:  Stephen Powers
                                                          Director, Finance & Investor Relations

Helix Reports Fourth Quarter and Full Year 2010 Results

HOUSTON, TX – Helix Energy Solutions Group, Inc. (NYSE: HLX) reported a net loss of $49.8 million, or $(0.48) per diluted share, for the fourth quarter of 2010 compared with a net loss of $55.7 million, or $(0.53) per diluted share, for the same period in 2009, and net income of $26.2 million, or $0.25 per diluted share, in the third quarter of 2010.  The net loss for the year ended December 31, 2010 was $127.1 million, or $(1.22) per diluted share, compared with net income of $101.9 million, or $0.96 per diluted share, for the year ended December 31, 2009.

Fourth quarter 2010 results included the following items:

·
Non-cash impairment charge of $16.7 million to write-off the carrying value of goodwill and a $7.1 million deferred tax asset valuation allowance attributable to our Southeast Asia well operations subsidiary (total of $23.9 million after-tax).

·
Impairment charges totaling $9.2 million primarily associated with a reduction in carrying values of certain oil and gas properties and $6.4 million related to expiring offshore leases ($10.2 million after-tax).

·	Loss associated with the Lufeng project offshore China of $21.4 million ($22.4 million after-tax) related to weather, downhole and mechanical issues.

The net impact of these items in the fourth quarter, after income taxes, was $(0.54) per diluted share.

Owen Kratz, President and Chief Executive Officer of Helix, stated, “Aside from the loss on the Lufeng project and non-cash impairment charges in the fourth quarter, we made progress in a rather challenging market.  We commenced production in our Phoenix field, maintained strong utilization and margins in our well operations business, and generated incremental free cash flow as our liquidity increased to $787 million at December 31, 2010 from $700 million at September 30, 2010.  Subsequent to year end, Clean Gulf Associates and 20 independent E&P operators in the Gulf of Mexico contracted with us for the Helix Fast Response System, which we believe should help restart permitting and drilling activity in the region.”

* * * * *

Summary of Results (1) (2)

(in thousands, except per share amounts and percentages, unaudited)

	Quarter Ended			Twelve Months Ended
	December 31		September 30	December 31
	2010	2009	2010	2010	2009
Revenues	$306,337	$180,048	$392,669	$1,199,838	$1,461,687

Gross Profit (Loss):
Operating (3)	$31,790	$21,039	$87,891	$223,031	$388,095
	10%	12%	22%	19%	27%
Oil and Gas Impairments (4),(5)	(9,212)	(55,940)	(897)	(181,083)	(120,550)

Exploration Expense (6)	(6,496)	(21,520)	(442)	(8,276)	(24,383)
Total	$16,082	$(56,421)	$86,552	$33,672	$243,162

Net Income (Loss) Applicable to Common Shareholders (7)	$(49,821)	$(55,697)	$26,161	$(127,102)	$101,867

Diluted Earnings (Loss) Per Share	$(0.48)	$(0.53)	$0.25	$(1.22)	$0.96

Adjusted EBITDAX (8)	$95,310	$58,572	$143,072	$430,326	$490,092

Note: Footnotes listed at end of press release.

Fourth quarter 2009 results included the following items on a pre-tax basis:
·	Impairment charges of $55.9 million primarily associated with a reduction in carrying values of 12 oil and gas properties due to a revision in reserve estimates.
·	Non-cash exploration and other charges of $22.6 million primarily related to costs associated with offshore lease expirations.

The net impact of these items in the fourth quarter of 2009, after income taxes, was $(0.49) per diluted share.

Segment Information, Operational and Financial Highlights (1)
(in thousands, unaudited)
	Three Months Ended
	December 31,		September 30,
	2010	2009	2010
Revenues:
Contracting Services	$185,291	$150,736	$238,531
Production Facilities	20,131	1,134	74,458
Oil and Gas	136,502	71,450	95,566
Intercompany Eliminations	(35,587)	(43,272)	(15,886)
Total	$306,337	$180,048	$392,669

Income (Loss) from Operations:
Contracting Services	$(8,148)	$21,593	$31,015
Goodwill Impairment (2)	(16,743)	-	-
Production Facilities	6,403	(1,378)	44,520
Oil and Gas (3)	17,048	(3,715)	(3,206)
Gain (Loss) on Oil and Gas DerivativeCommodity Contracts	(1,555)	6,157	161
Oil and Gas Impairments (4)	(9,212)	(55,940)	(897)
Exploration Expense (5)	(6,496)	(21,520)	(442)
Corporate	(10,367)	(13,895)	(10,767)
Intercompany Eliminations	(390)	(9,562)	(286)
Total	$(29,460)	$(78,260)	$60,098
Equity in Earnings of Equity Investments	$6,537	$5,177	$6,221

Note: Footnotes listed at end of press release.

Contracting Services

o
Subsea Construction and Robotics revenues decreased in the fourth quarter of 2010 compared to the third quarter of 2010 attributable to the Caesar going into the shipyard for planned maintenance and upgrades and lower ROV and chartered vessel utilization. Overall, our utilization rate for our owned and chartered construction vessels decreased to 84% in the fourth quarter of 2010 from 97% in the third quarter of 2010. Further, Robotics utilization declined to 60% in the fourth quarter of 2010 from 68% in the third quarter of 2010.

o
Well Operations revenues decreased in the fourth quarter of 2010 compared to the third quarter of 2010 despite higher overall utilization (90% compared to 83%).  The decrease in revenues was due primarily to the reduction in scope on the Lufeng field abandonment project offshore China.  The Normand Clough is now deployed by the Clough Helix joint venture on a construction project offshore China.  Further, the Q4000 returned to previously contracted lower day rate work in the fourth quarter of 2010 (deferred by our response to BP Macondo).

o
Gross profit margins for our Contracting Services business were 1% in the fourth quarter of 2010 compared to 18% in the third quarter of 2010. Gross profit margins in the fourth quarter of 2010 were negatively impacted by the loss on the Lufeng project, the Q4000 working on previously contracted lower margin work coming off of the BP Macondo spill containment operations in the third quarter of 2010 and lower Robotics utilization.

Production Facilities

o	The HP I completed its contract with BP and mobilized back to our Phoenix field in October. Production from the Phoenix field commenced on October 19, 2010.

Oil and Gas

o
Oil and Gas revenues increased in the fourth quarter of 2010 compared to the third quarter of 2010 due primarily to increased oil production and higher oil prices. Production in the fourth quarter of 2010 totaled 13.7 Bcfe compared to 10.4 Bcfe in the third quarter of 2010.

o
The average prices realized for natural gas, including the effect of settled gas hedge contracts, totaled $6.11 per thousand cubic feet of gas (Mcf) in the fourth quarter of 2010 compared to $6.13 per Mcf in the third quarter of 2010. For oil, including the effects of settled oil hedge contracts, we realized $80.11 per barrel in the fourth quarter of 2010 compared to $73.63 per barrel in the third quarter of 2010.

o
Our February 2011 oil and gas production rate has averaged 162 million cubic feet of natural gas equivalent per day (MMcfe/d) through February 22, 2011, compared to an average of 149 MMcfe/d in the fourth quarter of 2010 and an average of 113 MMcfe/d in the third quarter of 2010.

o	We currently have oil and gas hedge contracts in place totaling 25.5 Bcfe (2.4 million barrels of oil and 11.1 Bcf of gas) in 2011 and 3.0 Bcf of gas in 2012.

Other Expenses

o
Selling, general and administrative expenses were 9.9% of revenue in the fourth quarter of 2010, 6.8% in the third quarter of 2010 and 15.7% in the fourth quarter of 2009.  Fourth quarter 2009 selling, general and administrative expenses were negatively impacted by increased bad debt expense and increased legal expenses.

o
Net interest expense and other of $21.5 million in the fourth quarter of 2010 was comparable to the $21.4 million in the third quarter of 2010. Net interest expense decreased to $23.7 million in the fourth quarter of 2010 compared with $25.5 million in the third quarter of 2010.

Financial Condition and Liquidity

o
Consolidated net debt at December 31, 2010 decreased to $967 million from $1.03 billion at September 30, 2010. At December 31, 2010, we had no outstanding borrowings under our revolver. Our total liquidity at December 31, 2010 was approximately $787 million, consisting of cash on hand of $391 million and revolver availability of $396 million. Net debt to book capitalization as of December 31, 2010 was 43%.  (Net debt to book capitalization is a non-GAAP measure.  See reconciliation attached hereto.)

o	As of December 31, 2010, we were in compliance with all covenants and restrictions under our various loan agreements.

o
We incurred capital expenditures (including capitalized interest) totaling $33 million in the fourth quarter of 2010, compared to $31 million in the third quarter of 2010 and $119 million in the fourth quarter of 2009.

Footnotes to “Summary of Results”:

(1)
Results of Helix RDS Limited, our former reservoir consulting business, were included as discontinued operations for all periods presented in our comparative condensed consolidated statements of operations.

(2)
Results of Cal Dive, our former Shelf Contracting business, were consolidated through June 10, 2009, at which time our ownership interest dropped below 50%. Our remaining interest was accounted for under the equity method of accounting through September 23, 2009. Subsequent to September 23, 2009, our investment in Cal Dive was accounted for as an available for sale security.

(3)
Fourth quarter 2010 included $2.3 million of expense related to a weather derivative contract and $0.1 million of hurricane-related costs.  Third quarter 2010 included $9.4 million of expense related to a weather derivative contract and $0.9 million of hurricane-related costs.  Fourth quarter 2009 included $2.5 million of expense related to a weather derivative contract and $0.6 million of hurricane-related costs.

(4)
Fourth quarter 2010 oil and gas impairments of $9.2 million were primarily related to a reduction in carrying value of certain oil and gas properties.  Fourth quarter 2009 oil and gas impairments were attributable to a revision in estimated reserves associated with twelve fields resulting from mechanical and/or production related issues.

(5)
Full year 2010 impairments were comprised of the impairments described in item (4) above, $7.0 million in the first quarter of 2010 primarily resulting from a decline in natural gas prices, $4.1 million in the first quarter of 2010 for our non-domestic oil and gas property, $159.9 million in the second quarter of 2010 resulting from a significant reduction in our estimates of proved reserves, and $0.9 million in the third quarter of 2010 associated with a revised estimated asset reclamation obligation of one non-producing field.  Full year 2009 impairments were comprised of the impairments described in item (4) above, $51.5 million of additional asset retirement and impairment costs resulting from Hurricane Ike recorded in the second quarter of 2009 and $11.5 million of additional oil and gas property revisions following estimated reserve reductions at June 30, 2009.

(6)
Fourth quarter 2010 included $6.4 million of exploration costs associated with offshore lease expirations.  Fourth quarter 2009 included $20.1 million of exploration costs associated with offshore lease expirations.

(7)	Twelve months ended December 31, 2010 included a payment of $17.5 million to settle litigation related to the termination of a 2007 international construction contract.
Non-GAAP measure. See reconciliation attached hereto.

Footnotes to “Segment Information, Operational and Financial Highlights”:

(1)
Results of Helix RDS Limited, our former reservoir consulting business, were included as discontinued operations for all periods presented in our comparative condensed consolidated statements of operations.

(2)	Fourth quarter 2010 included a non-cash impairment charge of $16.7 million to reduce the carrying value of goodwill attributable to our Southeast Asia well operations subsidiary.
(3)
Fourth quarter 2010 included $2.3 million of expense related to a weather derivative contract and $0.1 million of hurricane-related costs.  Fourth quarter 2009 included $2.5 million of expense related to a weather derivative contract and $0.6 million of hurricane-related costs.  Third quarter 2010 included $9.4 million of expense related to a weather derivative contract and $0.9 million of hurricane-related costs.

(4)
Fourth quarter 2010 oil and gas impairments of $9.2 million were primarily related to a reduction in carrying value of certain oil and gas properties.  Fourth quarter 2009 oil and gas impairments were attributable to a revision in estimated reserves associated with twelve fields resulting from mechanical and/or production related issues.

(5)
Fourth quarter 2010 included $6.4 million of exploration costs associated with offshore lease expirations.  Fourth quarter 2009 included $20.1 million of exploration costs associated with offshore lease expirations.

* * * * *

Conference Call Information

Further details are provided in the presentation for Helix’s quarterly conference call to review its fourth quarter and full year 2010 results (see the “Investor Relations” page of Helix’s website, www.HelixESG.com).  The call, scheduled for 9:00 a.m. Central Standard Time on Thursday, February 24, 2011, will be audio webcast live from the “Investor Relations” page of Helix’s website. Investors and other interested parties wishing to listen to the conference via telephone may join the call by dialing 800-734-8582 for persons in the United States and +1-212-231-2905 for international participants. The passcode is "Tripodo".  A replay of the conference will be available under "Investor Relations" by selecting the "Audio Archives" link from the same page beginning approximately two hours after the completion of the conference call.

Helix Energy Solutions Group, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the open energy market as well as to our own oil and gas business unit.

Reconciliation of Non-GAAP Financial Measures

Management evaluates Company performance and financial condition using certain non-GAAP metrics, primarily Adjusted EBITDAX, net debt and net debt to book capitalization.  We calculate Adjusted EBITDAX as earnings before net interest expense, taxes, depreciation and amortization and exploration expense.  Further, we do not include earnings from our interest in Cal Dive in any periods presented in our Adjusted EBITDAX calculation.  Net debt is calculated as the sum of financial debt less cash and equivalents on hand.  Net debt to book capitalization is calculated by dividing net debt by the sum of net debt, convertible preferred stock and shareholders’ equity.  These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company’s operating performance without regard to items which can vary substantially from company to company, and help investors meaningfully compare our results from period to period.  Adjusted EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP.  Users of this financial information should consider the types of events and transactions which are excluded.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; employee management issues; uncertainties inherent in the exploration for and development of oil and gas and in estimating reserves; complexities of global political and economic developments; geologic risks, volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov.  We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

HELIX ENERGY SOLUTIONS GROUP, INC.

Comparative Condensed Consolidated Statements of Operations

				Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	(in thousands, except per share data)			2010	2009	2010	2009
				(unaudited)		(unaudited)

	Net revenues:
		Contracting services		$ 169,835	$ 108,598	$ 774,469	$ 1,076,349
	Oil and gas			136,502	71,450	425,369	385,338
				306,337	180,048	1,199,838	1,461,687
	Cost of sales:
		Contracting services		162,075	89,373	600,083	854,975
	Oil and gas			112,472	69,636	376,724	218,617
		Oil and gas impairments		9,212	55,940	181,083	120,550
		Exploration expense		6,496	21,520	8,276	24,383
				290,255	236,469	1,166,166	1,218,525

	Gross profit (loss)			16,082	(56,421)	33,672	243,162
		Goodwill impairment		(16,743)	-	(16,743)	-
	Gain (loss) on oil and gas derivative commodity contracts			(1,555)	6,157	1,088	89,485
	Gain on sale of assets, net			3,159	246	9,405	2,019
	Selling, general, and administrative expenses			(30,403)	(28,242)	(122,078)	(130,851)
	Income (loss) from operations			(29,460)	(78,260)	(94,656)	203,815
	Equity in earnings of equity investments			6,537	5,177	19,469	32,329
	Gain (loss) on subsidiary equity transaction			(2,240)	-	(2,240)	77,343
	Net interest expense and other			(21,498)	(11,526)	(86,280)	(51,495)
	Income (loss) before income taxes			(46,661)	(84,609)	(163,707)	261,992
	Provision for (benefit of) income taxes			2,364	(30,374)	(39,598)	95,822
	Income (loss) from continuing operations			(49,025)	(54,235)	(124,109)	166,170
	Discontinued operations, net of tax			-	(722)	(44)	9,581
	Net income (loss), including noncontrolling interests			(49,025)	(54,957)	(124,153)	175,751
	Less: net income applicable to noncontrolling interests			(786)	(680)	(2,835)	(19,697)
	Net income (loss) applicable to Helix			(49,811)	(55,637)	(126,988)	156,054
		Preferred stock dividends		(10)	(60)	(114)	(748)
	Preferred stock beneficial conversion charges			-	-	-	(53,439)
	Net income (loss) applicable to Helix common shareholders			$ (49,821)	$ (55,697)	$ (127,102)	$ 101,867

	Weighted Avg. Common Shares Outstanding:
	Basic			104,111	103,007	103,857	99,136
	Diluted			104,111	103,007	103,857	105,720

	Basic earnings (loss) per share of common stock:
		Continuing operations		$ (0.48)	$ (0.52)	$ (1.22)	$ 0.92
		Discontinued operations		-	(0.01)	-	0.09
	Net income (loss) per share of common stock			$ (0.48)	$ (0.53)	$ (1.22)	$ 1.01

	Diluted earnings (loss) per share of common stock:
		Continuing operations		$ (0.48)	$ (0.52)	$ (1.22)	$ 0.87
		Discontinued operations		-	(0.01)	-	0.09
	Net income (loss) per share of common stock			$ (0.48)	$ (0.53)	$ (1.22)	$ 0.96

Comparative Condensed Consolidated Balance Sheets

ASSETS				LIABILITIES & SHAREHOLDERS' EQUITY
(in thousands)		Dec. 31, 2010	Dec. 31, 2009	(in thousands)		Dec. 31, 2010	Dec. 31, 2009
		(unaudited)				(unaudited)
Current Assets:				Current Liabilities:
	Cash and equivalents	$ 391,085	$ 270,673	Accounts payable		$ 159,381	$ 155,457
	Accounts receivable	226,704	172,678	Accrued liabilities		198,237	200,607
	Other current assets	123,065	122,209	Current mat of L-T debt (1)		10,179	12,424
Total Current Assets		740,854	565,560	Total Current Liabilities		367,797	368,488

Net Property & Equipment:				Long-term debt (1)		1,347,753	1,348,315
	Contracting Services	1,452,837	1,470,582	Deferred income taxes		413,639	442,607
	Oil and Gas	1,074,243	1,393,124	Asset retirement obligations		170,410	182,399
Equity investments		187,031	189,411	Other long-term liabilities		5,777	4,262
Goodwill		62,494	78,643	Convertible preferred stock (1)		1,000	6,000
Other assets, net		74,561	82,213	Shareholders' equity (1)		1,285,644	1,427,462
Total Assets		$ 3,592,020	$ 3,779,533	Total Liabilities & Equity		$ 3,592,020	$ 3,779,533

(1)	Net debt to book capitalization - 43% at December 31, 2010. Calculated as total debt less cash and equivalents ($966,847)
	divided by sum of total net debt, convertible preferred stock and shareholders' equity ($2,253,491).

Helix Energy Solutions Group, Inc.
Reconciliation of Non GAAP Measures
Three and Twelve Months Ended December 31, 2010

Earnings Release:

Reconciliation From Net Income to Adjusted EBITDAX:

	4Q10	4Q09	3Q10	2010	2009
	(in thousands)

Net income (loss) applicable to common shareholders	$ (49,821)	$ (55,697)	$ 26,161	$ (127,102)	$ 101,867
Non-cash impairment	21,549	52,578	897	193,420	72,372
(Gain) loss on asset sales	(919)	198	(13)	(7,138)	(87,694)
Preferred stock dividends	10	60	10	114	54,187
Income tax provision (benefit)	2,364	(30,246)	17,965	(39,600)	86,035
Net interest expense and other	21,484	11,300	21,385	86,192	47,861
Depreciation and amortization	94,147	58,859	76,225	316,164	247,372
Exploration expense	6,496	21,520	442	8,276	24,383

Adjusted EBITDAX (including Cal Dive)	$ 95,310	$ 58,572	$ 143,072	$ 430,326	$ 546,383

Less: Previously reported contribution from Cal Dive	$ -	$ -	$ -	$ -	$ (56,291)

Adjusted EBITDAX	$ 95,310	$ 58,572	$ 143,072	$ 430,326	$ 490,092

We calculate adjusted EBITDAX as earnings before net interest expense, taxes, depreciation and amortization, and exploration expense. Further, we do not include earnings from our interest in Cal Dive in any periods presented in our adjusted EBITDAX calculation.
These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company's operating performance without regard to items which can vary substantially from company to company and help investors meaningfully compare our results from period to period. Adjusted EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions which are excluded.

Helix Energy Solutions Group, Inc.
Reconciliation of Non GAAP Measures
Three Months Ended December 31, 2010

Earnings Release:

Reconciliation of significant items:

	4Q10	4Q09
	(in thousands, except earnings per share data)
Property impairments and other charges:
Property impairments	$ 9,212	$ 55,940
Exploration expenses	6,394	20,606
Goodwill impairment	16,743	-
Lufeng loss	21,431	-
Asset impairments and inventory charges	-	2,006
Tax provision (benefit) associated with above	2,755	(27,493)
Property impairments and other charges, net:	$ 56,535	$ 51,059

Diluted shares	104,111	103,007
Net after income tax effect per share	$ 0.54	$ 0.49